Exhibit 3.1

ARTICLES OF AMENDMENT

OF THE RESTATED ARTICLES OF INCORPORATION

OF

CROWN RESOURCES CORPORATION

          Pursuant to the provisions of RCW 23B.10.080, Articles of Amendment of the Restated Articles of Incorporation, as amended, of Crown Resources Corporation (the "Corporation") are herein adopted as follows:

          1.     The name of the Corporation is Crown Resources Corporation.

          2.     The Restated Articles of Incorporation, as amended, of this Corporation are amended as follows:

                    2.1     Article I through Article XVI, inclusive, are deleted in their entirety and are replaced with the following articles:

ARTICLE I
Name

                    The name of this corporation is Crown Resources Corporation.

ARTICLE II
Purposes

                    The purposes for which this corporation is organized are the following:

                    A.     To engage in the acquisition, exploration, development, and extraction of mineral deposits and any related business or activity.

                     B.     To transact any or all lawful business for which corporations may be incorporated under the Washington Business Corporation Act.

ARTICLE III
Powers

                      The powers of this corporation shall be those powers granted by the Washington Business Corporation Act, as amended, including any additional powers granted by amendments to said Act after the formation of this corporation, including the power, without limitation, to hold federal mineral leases, licenses, and prospecting permits of all kinds.

ARTICLE IV

Capital Stock

                    A.     The total number of shares, which the corporation is authorized to issue, is One Hundred Forty Million (140,000,000) shares of $.01 par value, consisting of One Hundred Million (100,000,000) shares of Common Stock of $.01 par value and Forty Million (40,000,000) shares of Preferred Stock of $.01 par value.

                    B.     The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of the Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine, subject to the provisions hereof, the rights and preferences of the shares of any series so established. Unless otherwise provided in the resolution establishing shares of a series so established or to be established, the Board of Directors may, by resolution, amend the relative rights and preferences of the shares of such series, and after the issue of Directors, the resolution establishing the series may be amended by the Board of Directors to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.

                    C.     This corporation shall not issue non-voting equity securities.

ARTICLE V
No Preemptive Rights

          Except as may otherwise be provided by the Board of Directors, no holder of any shares of this corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this corporation of any class or kind now or hereafter authorized.

ARTICLE VI
Registered Office and Registered Agent

                    A.     The registered agent of this corporation in the State of Washington shall be CT Corporation System.

                    B.     The location and post office address of the registered agent and the registered office of this corporation in the State of Washington is 520 Pike Street, Seattle, Washington 98101.

ARTICLE VII
Directors

                    A.     This corporation shall have at least one (1) director, the actual number to be prescribed in the Bylaws.

                    B.     Except as specified in paragraphs C and D of this Article VII, the term of the directors shall be until the next annual meeting of the shareholders of this corporation after their election and until their successors shall have been elected and are qualified, unless removed in accordance with the provisions of paragraph E of this Article VII.

                    C.     Upon the first election of Directors by the shareholders of this corporation after an increase in the number of Directors of this corporation to nine or more, the Directors shall be divided into three classes. Each class shall be as nearly equal in number as possible. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of Directors equal to the number of members of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

                    D.     Any vacancies in the Board of Directors for any reason, and any newly created Directorships resulting from any increase in the number of Directors, may be filled only by the Board of Directors, acting by vote of a majority of the Directors then in office, although less than a quorum. Any Director so chosen shall hold office for the unexpired term of such Director's predecessor in office or, if chosen to hold a newly created Directorship, shall hold office until the next succeeding annual election of Directors and until such Director's successor shall be elected and qualified.

                    E.     Any Director or the entire Board of Directors may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon. No amendment to this Paragraph E shall be effective to expand the circumstances under which a Director in office at the time such amendment becomes effective may be removed.

                    F.     In evaluating an offer by another party to make a tender offer or exchange offer for securities of this corporation, or to effect a merger or consolidation involving this corporation, or to acquire all or substantially all the assets of this corporation, or otherwise to acquire control of this corporation, the Board of Directors, in considering the best interests of this corporation, may consider the extent to which any such offer furthers the purposes of this corporation as stated herein and may consider the social, legal, economic or other effects of any such offer upon employees, customers, suppliers and other constituencies of this corporation, communities in which this corporation is located or operates, and all other relevant factors.

                    G.     Advance notice of nominations for the election of Directors, other than nominations by the Board of Directors or a committee thereof, and advance notice of business to be conducted at any annual meeting of shareholders, other than business proposed by the Board of Directors or a committee thereof, shall be given within the time and in the manner provided in the Bylaws.

ARTICLE VIII
Special Meeting of Shareholders

          Special meetings of the shareholders of this corporation may be called only by the Chairman of the Board of Directors, the President, or any two or more Directors of this corporation.

ARTICLE IX
Actions Relating to the Bylaws

          The Bylaws of this corporation may be adopted, altered, amended or repealed or new bylaws enacted only: (i) upon receiving the affirmative vote of a majority of the entire Board of Directors; or (ii) at any annual meeting of the shareholders, if notice thereof is contained in the notice of such meeting (or any special meeting thereof duly called for that purpose), by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon, in addition to any other vote required for such action by law or the provisions of any other class or series of stock of this corporation.

ARTICLE X
Reserved Rights

          This corporation reserves the right to amend, alter, change, or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or as permitted by statute. All rights of shareholders of this corporation are granted subject to this reservation.

ARTICLE XI
No Cumulative Voting

          There shall be no cumulative voting of the shares in this corporation.

ARTICLE XII
Limitation on Director Liability

          To the fullest extent permitted by Washington law as now or hereafter in effect, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article XII shall not adversely affect any right of a director of this corporation hereunder with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE XIII
Indemnification of Directors

          To the fullest extent permitted by Washington law as now or hereafter in effect, this corporation is authorized to indemnify any director of this corporation. The Board of Directors shall be entitled to determine the terms of such indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article XIII shall not adversely affect any right of a director of this corporation hereunder with respect to any right to indemnification that arises prior to such amendment or repeal.

                    2.2     The Statement of Rights and Preferences of the Series A Nonconvertible Preferred Stock, $.01 par value, of the Corporation is hereby withdrawn.

                    2.3     The Statement of Rights and Preferences of the Series B Preferred Stock, $.01 par value, of the Corporation is hereby withdrawn.

          3.     The date of the order or decree approving the foregoing amendment by the United States Bankruptcy Court for the District of Colorado (the "Court") was May 30, 2002.

          4.     The title of the reorganization proceeding in which the order was entered is In re: Crown Resources Corporation, a Washington Corporation, EIN 84-1097086, Case No. 02-12949-DEC (the "Proceeding").

          5.     The Court has jurisdiction of the Proceeding under the United States Bankruptcy Code, 11 U.S.C. Section 101, et. seq.

          IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment in an official and authorized capacity under penalty of perjury this 11th day of June 2002.

CROWN RESOURCES CORPORATION

                                                                                By: ______________________________

                                                                                        James R. Maronick

                                                                                        Its: Vice-President of Finance